Exhibit 99.1

March 2, 2012

Eagle Rock Announces Availability of 2011 Tax Packages, Including Schedule K-1s

HOUSTON - Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ: EROC) today announced that Eagle Rock unitholders may now access their 2011 tax packages, including Schedule K-1s, online via the Partnership’s website at www.eaglerockenergy.com; select Investor Relations; then select K-1.  In addition, the Partnership will begin the process of mailing Schedule K-1s and tax packages to unitholders today and expects to complete the mailing process by Thursday, March 8, 2012.

For additional information, unitholders may also contact Eagle Rock Energy’s K-1 Partner DataLink call center toll free at (866) 536-1971 between 8:00 a.m. and 5:00 p.m. CST Monday through Friday or via email at EagleRockK1Help@deloitte.com.

For information related to the tax treatment of certain events in connection with the transactions proposed in the March 30, 2010 Proxy Statement, please refer to the updated “FAQ Document” found at www.eaglerockenergy.com; select Investor Relations; then select K-1.

About the Partnership

Eagle Rock Energy is a growth oriented limited partnership engaged in: (i) the business of gathering, compressing, treating, processing, transporting, marketing and trading natural gas; fractionating, transporting and marketing natural gas liquids; and crude oil logistics and marketing; and (ii) the business of developing and producing hydrocarbons in oil and natural gas properties. Its corporate office is located in Houston, Texas.

Contacts:

Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203

Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350

Director, Corporate Finance and Investor Relations